EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 00016960 on Form S-8 of Genlyte Thomas Group LLC of our report dated June 10, 2006, appearing in this Annual Report on Form 11-K of Genlyte Thomas Retirement Savings and Investment Plan for the year ended December 31, 2005.

Crowe Chizek and Company LLC

South Bend, IN
June 13, 2006